File No. 70-8087


                             SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C.  20549

                             AMENDMENT NO. 7 (POST EFFECTIVE) TO

                                          FORM U-1

                                   APPLICATION-DECLARATION

                                         UNDER THE

                         PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                              ________________________________

                             CENTRAL AND SOUTH WEST CORPORATION
                                1616 Woodall Rodgers Freeway
                                    Dallas, Texas  75202

                    (Name of companies filing this statement and address
                               of principal executive office)
                              _________________________________

                             CENTRAL AND SOUTH WEST CORPORATION

                       (Name of top registered holding company parent)

                              _________________________________

                                    Stephen J. McDonnell
                                          Treasurer
                             Central and South West Corporation
                                1616 Woodall Rodgers Freeway
                                    Dallas, Texas  75202

                                    Joris M. Hogan, Esq.
                               Milbank, Tweed, Hadley & McCloy
                                   1 Chase Manhattan Plaza
                                  New York, New York  10005

                         (Names and addresses of agents for service)




              Central and South West Corporation ("CSW"), a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), hereby files this Amendment No. 7 (Post-Effective) to the Form U-1 Application-Declaration in file No. 70-8087 for the purposes of amending Item 6 of such Application-Declarations as set forth below. In all other respects, the Application-Declaration as previously filed will remain the same.

Item 6.  Exhibits and Financial Statements.

Item 6 is hereby amended to reflect the filing herewith of Exhibits 4, 6 and 8, so that Item 6, as so amended, shall read in its entirety as follows:

            Exhibit 1 -       Second Restated Certificate of Incorporation of
                              CSW as amended (Incorporated herein by reference to Exhibit 3.1 to CSW's June 30, 1995 Form 10-Q,
                              File No. 1-1443).

            Exhibit 2 -       Certificate of Amendment to Second Restated
                              Certificate of Incorporation of CSW dated May 20,
                              1991 (Incorporated herein by
                              reference to Exhibit 3.2 to CSW's June 30, 1995
                              Form 10-Q, File No. 1-1443).

            Exhibit 3 -       Bylaws, as amended, of CSW (Incorporated herein by
                              reference to Exhibit 3(b) to CSW's 1990 Form 10-K,
                              File No. 1-1443).

            Exhibit 4 -       Preliminary opinion of Milbank, Tweed, Hadley &
                              McCloy, counsel to CSW.

            Exhibit 5 -       Final or "past-tense" opinion of Milbank, Tweed,
                              Hadley & McCloy, counsel to CSW (to be filed with the Certificate of Notification).

            Exhibit 6 -       Financial Statements per books and pro forma as
                              of September 30, 1995.

            Exhibit 7 -       Proposed Notice of Proceeding (previously
                              filed).

            Exhibit 8 -       Form S-3 Registration Statement of CSW under the
                              Securities Act of 1933, as amended, relating to the sale of 5,000,000 shares of the Common Stock.




                          S I G N A T U R E


       Pursuant to the requirements of the Public Utility Holding
Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.

       Dated:  January 26, 1996



                                          CENTRAL & SOUTH WEST CORPORATION



                                          By:  /s/STEPHEN J. MCDONNELL
                                               Stephen J. McDonnell
                                               Treasurer



                               INDEX OF EXHIBITS


EXHIBIT                                                           TRANSMISSION
NUMBER                             EXHIBITS                          METHOD

   1                 Second Restated Certificate of                    --
                     Incorporation of CSW as amended
                     (Incorporated herein by reference
                     to Exhibit 3.1 to CSW's June 30,
                     1995 Form 10-Q, File No. 1-1443).

   2                 Certificate of Amendment to                       --
                     Second Restated Certificate of
                     Incorporation of CSW dated
                     May 20, 1991 (Incorporated herein
                     by reference to Exhibit 3.2 to
                     CSW's June 30, 1995 form 10-Q,
                     File No. 1-1443).

   3                 Bylaws, as amended, of CSW                        --
                     (Incorporated herein by reference
                     to Exhibit 3(b) to CSW's 1990
                     Form 10-K, File No. 1-1443).

   4                 Preliminary opinion of Milbank,              Electronic
                     Tweed, Hadley & McCloy, counsel
                     to CSW.

   5                 Final or "past-tense" opinion of                --
                     Milbank, Tweed, Hadley & McCloy,
                     counsel to CSW (to be filed with
                     the Certificate of Notification).

   6                 Financial Statements per books and           Electronic
                     pro forma as of September 30, 1995.


   7                 Proposed Notice of Proceeding                    __
                     (previously filed).

   8                 Form S-3 Registration Statement              Electronic
                     of CSW under the Securities Act
                     of 1933, as amended, relating to
                     the sale of an additional 5,000,000
                     shares of the Common Stock.